EXHIBIT 99.1
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FOR IMMEDIATE RELEASE
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Contact:    Raymond Martz, Director of Finance/Investor Relations
            --Bethesda +301/941-1516



             LA SALLE HOTEL PROPERTIES ACQUIRES FOUR HOTELS IN
                             WASHINGTON, D.C.
        Kimpton Group Named Manager of 502-room Boutique Collection

      BETHESDA, MD, MARCH 8, 2001 -- LaSalle Hotel Properties (NYSE: LHO) today announced the acquisition of four full-service hotels with a total of 502 guestrooms in the heart of Washington, D.C. Each of the four hotels will be fully renovated, improved and repositioned as unique high-end, independent boutique hotels. LaSalle Hotel Properties will undertake the redevelopment program, currently projected at a total of approximately $30 million, in conjunction with the Kimpton Hotel & Restaurant Group, LLC who LaSalle also retained to manage and operate the hotel collection.

      "We are extremely pleased to invest in downtown Washington, D.C. with these four properties, as D.C. has been one of our top targeted markets," said Jon Bortz, Chairman and Chief Executive Officer of LaSalle Hotel Properties. "Washington, D.C. is a high growth urban market with significant barriers to entry and strong growth in room demand in all segments, including commercial transient, group and leisure/tourism. These hotels fit squarely within our strategy of investing in upscale and luxury hotels, or properties that can be easily repositioned to such levels, which are located in high barrier to entry urban, resort or convention markets."

      The Company will complete the redevelopment of the four hotels in two phases. The renovations at two of the properties are expected to begin early in the third quarter, with completion in the fourth quarter. The second phase, involving the other two hotels, should commence in the fourth quarter of this year with completion in the first quarter of 2002. Redevelopment plans include a complete renovation of all guest rooms and suites, lobbies, entrances, public corridors, meeting rooms and restaurants/bars.

      "The plans and design concepts for each hotel call for high quality, high design materials, furnishings and finishes that should create a collection of sophisticated, exciting and unique boutique hotels in the Washington market. Our hotels will follow the Kimpton tradition of featuring either a high-end destination restaurant or bar, " said Mr. Bortz.

      "We are very excited to be partnering with LaSalle Hotel Properties on this special redevelopment project," said Tom LaTour, President and Chief Executive Officer of the Kimpton Hotel & Restaurant Group, LLC. "Kimpton Group is particularly pleased to bring its unique approach to hospitality to Washington D.C.'s thriving business travel and tourism market. Each of the four properties will feature a distinct style and will be strikingly different from any accommodations currently available in the city."

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LHO ACQUIRES FOUR HOTEL COLLECTION IN THE HEART OF WASHINGTON, D.C.


      "The Kimpton Group has an extraordinary track record of repositioning, renovating and operating high-end, unique boutique hotels. We are extremely pleased to be working with an organization as creative, experienced and successful as Kimpton," continued Mr. Bortz. "They have a special expertise converting distressed or under-performing properties into highly desirable destinations in urban locations, having successfully repositioned over 20 hotels and consistently demonstrating their ability to attract high-end clientele to non-branded hotels."

      The Washington, D.C. hotel market continues to benefit from a high rate of growth in the local economy, as well as the city's resurging appeal to domestic and international leisure travelers. According to Smith Travel Research, hotel occupancy for Washington, D.C. increased to 73.3 percent in 2000 from 71.0 percent in 1999. Average daily rate rose 5.8 percent to $116.24 in 2000, resulting in an increase of 9.3 percent in room revenue per available room ("RevPAR"). There have been a limited number of new hotels added to the market and supply is expected to lag the increase in demand for hotel rooms due to the scarcity of available sites, extremely high land costs, a severe building height limitation and high costs of construction.

      These redeveloped hotels will benefit from the opening of the new Washington Convention Center, which is expected to attract 2.5 million visitors per year. Scheduled for completion in March 2003, the new facility will be triple the size - approximately 725,000 square feet of exhibit space and 210,000 square feet of meeting space - of the existing convention center. The Company's four hotels are within a ten-minute walk or a five-minute cab ride of the new convention center.

      In addition, the District of Columbia continues to enjoy a robust, expanding office market, a popular and growing residential market and numerous new retail and entertainment venues, including the MCI Center, and a multitude of new restaurants, nightclubs and fashionable retail stores. Other major developments that have been announced include Gallery Place, a mixed-use retail and urban-entertainment project; the Newseum, a popular tourist destination relocating to Pennsylvania Avenue from Rosslyn, Virginia; and the World War II Memorial which will be located on the Mall.

      These four hotels have operated as the 99-room Canterbury Hotel, located at 1733 N Street, NW; the 82-room Clarion Hampshire House Hotel at 1310 New Hampshire Avenue, NW; the 137-room Quality Hotel and Suites Downtown at 1315 16th Street, NW; and the 184-room Howard Johnson Plaza Hotel and Suites, 1430 Rhode Island Avenue, NW. Originally constructed as apartment buildings, each hotel features either large rooms or suites. Upon completion of the redevelopment program, LaSalle intends to rename each property and the Kimpton Group will operate each as independent, non-branded boutique hotels.

      Celebrating its 20-year anniversary in April of 2001, Kimpton Hotel & Restaurant Group, LLC is known for its collection of stylish boutique hotels that are coupled with fine chef-driven restaurants. Kimpton Group transforms older, often historic buildings, into charming European-style accommodations. Kimpton Group comprises 29 hotels and 28 restaurants located in nine cities nationwide and in Canada. In each location, the combination of boutique, four-star service and an adjacent destination restaurant has proven a great success. These popular pairings include the


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LHO ACQUIRES FOUR HOTEL COLLECTION IN THE HEART OF WASHINGTON, D.C.


fashionable Hotel Monaco Seattle with Sazerac restaurant and the incredibly chic Hotel Palomar and the Fifth Floor restaurant in San Francisco.

      LaSalle Hotel Properties is a leading multi-tenant, multi-operator real estate investment trust, which owns 17 upscale and luxury full-service hotels, totaling approximately 5,800 guest rooms in 14 markets in 11 states and the District of Columbia. LaSalle Hotel Properties focuses on investing in upscale and luxury full-service hotels located in urban, resort and convention markets. The Company seeks to grow through strategic relationships with premier internationally recognized hotel operating companies including Le Meridien Hotels & Resorts, Marriott International, Inc., Radisson Hotels International, Inc., Crestline Hotels and Resorts, Inc., Outrigger Lodging Services, Noble House Hotels & Resorts, Hyatt Hotels Corporation, and the Kimpton Hotel & Restaurant Group, LLC.


      Statements in this press release regarding, among other things, expectations, future financial results and performance, achievements, plans and objectives may be considered forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements involve known and unknown risks, uncertainties and other factors which may cause actual results, performance, achievements, plans and objectives of the Company to be materially different from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially include those discussed under "Business", "Management's Discussion and Analysis of Financial Condition and Results of Operations", "Quantitative and Qualitative Disclosure About Market Risk" and elsewhere in the Company's annual report on Form 10-K for the year ended December 31, 1999, under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and "Quantitative and Qualitative Disclosure about Market Risk" and elsewhere in the Company's quarterly report on Form 10-Q for the quarters ended
March 31, 2000, June 30, 2000 and September 30, 2000, under "Certain Relationships and Related Transactions" and elsewhere in the Company's proxy statement with respect to the annual meeting of shareholders held on May 17, 2000, under "Risk Factors" and elsewhere in the Company's Registration Statement (No. 333-77371) and in other reports filed with the Securities and Exchange Commission. Statements speak only as of the date of this release. The Company expressly disclaims any obligation or undertaking to update or revise any forward-looking statements contained herein to reflect any change in Company expectations or results, or any change in events.

                                   # # #

ADDITIONAL CONTACTS:
-------------------

Hans Weger, Chief Financial Officer, LaSalle Hotel Properties
      - 301/941-1516
Kathleen Bertolani, Director of Media Relations, Kimpton Group
      - 415/-955-5407

           For additional information, please visit our web site
                         at www.lasallehotels.com.